                             DATED 15th OCTOBER 1998

                            CORSTON HOLDINGS LIMITED

                                     - and -

                                 GLOBIX LIMITED

                                     - and -

                               GLOBIX CORPORATION

                                      LEASE

                                       OF

                       PART GROUND FLOOR AND THE WHOLE OF
                      THE FIRST AND SECOND FLOORS OF 80 TO
                     110 (EVEN) NEW OXFORD STREET LONDON WC1
                 TOGETHER WITH 4 BASEMENT CAR PARKING SPACES AND
                        BASEMENT AND SUB-BASEMENT STORES
                                AT PROSPECT HOUSE





                               LINKLATERS & PAINES
                                 One Silk Street
                                 London EC2Y 8HQ

                             TEL: (+44) 171 456 2000

                                    Ref: JSB

                                LEASE PARTICULARS


                                                               November 11, 1998

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
     1     DATE                :                    FIFTEENTH OCTOBER 1998

-------------------------------------------------------------------------------
     2     PARTIES

    2.1    LANDLORD            :  CORSTON HOLDINGS LIMITED (Jersey Company
                                  number: 53933) whose registered office is at
                                  44 Esplanade St Helier Jersey Channel Islands

--------------------------------------------------------------------------------
     2.2   TENANT              :  GLOBIX LIMITED (Company number 3616569)
                                  whose registered office is at Apollo House,
                                  56 New Bond Street, London W1Y 0SX

--------------------------------------------------------------------------------
                               :  GLOBIX CORPORATION whose registered office
     2.3   GUARANTOR              is at  295 Lafayette Street, New York,
                                  10012, USA

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     3     BUILDING            :  The land and buildings known as Prospect
                                  House 80 to 110 New Oxford Street London WC1
                                  as registered at H M Land Registry under
                                  Title Number NGL441887
--------------------------------------------------------------------------------
     4     PREMISES            :  Part of the ground floor and the whole of
                                  the first and second floors of the Building
                                  shown for identification only edged red on
                                  the floor plans annexed together with the
                                  area in the basement shown for
                                  identification only edged green and hatched
                                  mauve on the basement plan annexed and the
                                  basement and sub-basement store areas shown
                                  edged green hatched yellow and shown edged
                                  green on the basement and sub-basement plans
                                  annexed
--------------------------------------------------------------------------------
     5     BASEMENT SPACE      :  the areas (being part of the Premises)
                                  located in the basement and the sub-basement
                                  of the Building
--------------------------------------------------------------------------------
                               :  the term of years from and including the
                                  date of this Lease up to and including 28
     6     CONTRACTUAL TERM       September 2014
--------------------------------------------------------------------------------
     7     PRINCIPAL RENT      :  For the period from the date hereof up to
                                  and including the day immediately prior to
                                  the Rent Commencement Date one peppercorn
                                  (if demanded) and thereafter One million and
                                  eighty thousand pounds ( pound sterling
                                  1,080,000) per annum subject to increase in
                                  accordance with the Second Schedule
--------------------------------------------------------------------------------
                                : 14 October 1999
     8     RENT COMMENCEMENT
           DATE
--------------------------------------------------------------------------------

                                                               November 11, 1998

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
     9     REVIEW DATES        :  29 September in each of the years 2004 and
                                  2009
--------------------------------------------------------------------------------
     10    PERMITTED USE       :  a) for that part of the Premises on the
                                  ground floor offices within Class A2/B1 of
                                  the 1987 Order

                                  b) for those parts of the Premises on the first and second floors offices within Class
                                  B1 of the 1987 Order

                                  c) for the Basement Space a plant room
                                  and/or store
--------------------------------------------------------------------------------


                                                               November 11, 1998

      THIS LEASE made on the date and between the parties specified in the Particulars WITNESSES as follows:

1     DEFINITIONS

      In this Lease unless the context otherwise requires:

      ADJOINING PROPERTY means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

      ARBITRATION means arbitration in accordance with Clause 7.4;

      BASE RATE means the base rate from time to time of Barclays Bank PLC, or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

      BUILDING means the building described in the Particulars, and includes any part of it and any alteration or addition to it or replacement of it;

      CAR LIFTS - the car lifts shown for identification purposes edged brown on the basement plan annexed hereto;

      COMMON PARTS means the accesses, lifts (including without limitation the Car Lifts), car parks and other areas of the Building from time to time designated by the Landlord for common use by the tenants and occupiers of the Building and those properly authorised or permitted by them to do so but excludes any such areas as may be within the Premises or any other premises within the Building which are let or intended to be let;

      CONDUIT means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

      CONTRACTUAL TERM means the term specified in the Particulars;

      ENCUMBRANCES means the obligations and encumbrances contained or referred to in the documents specified in Part III of the First Schedule;

      GROUP COMPANY means a company which is a member of the same group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

      GUARANTOR means the person so named in the Particulars;

      INSURED RISKS means fire, lightning, earthquake, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be required by the Landlord (subject in all cases to such exclusions and limitations as may be imposed by the insurers), and INSURED RISK means any one of them;

      LANDLORD means the person so named in the Particulars and includes any other person entitled to the immediate reversion to this Lease;

      LANDLORD'S SURVEYOR means the Landlord's surveyor or managing agent (who may be an employee of the Landlord);


                                                               November 11, 1998

      THIS LEASE means this lease and any document supplemental to it or entered into pursuant to it;

      LETTABLE UNIT means a part of the Building which is let, or constructed or adapted for letting, from time to time;

      OUTSIDE SERVICE HOURS CHARGE means the proper cost to the Landlord of providing any of the Services at the Tenant's request outside the Service Hours (or a fair proportion of such cost if requested or used by another tenant also);

      PARTICULARS means the descriptions and terms on the page headed Lease Particulars which form part of this Lease;

      PERMITTED PART means:

      (1) the whole of the first floor and/or the whole of the second floor of the Premises;

      (2) the whole of the ground floor of the Premises (provided that the area in which the Tenant's generator is located can be excluded);

      (3) a part of either the first floor and/or the second floor of the Premises where all of the following conditions are satisfied:

            (a) the extent of the part intended to be sublet shall first have been approved by the Landlord (such approval not to be unreasonably withheld or delayed);

            (b) no more than two separate occupations (including the occupation of the Tenant itself if relevant) shall subsist at any time in respect of any such floor;

      (4) the whole or part of the area in the Basement Space shown edged green and hatched mauve on the basement plan annexed hereto;

      (5) the whole of the oil storage area in the Basement Space shown edged green and hatched yellow on the basement plan annexed hereto;

      (6) the whole or part of the storage area in the sub-basement edged green on the sub-basement plan annexed hereto;

      PROVIDED THAT in respect of any or all of the Basement Space a subletting shall only be effected to any person who shall at the date of the subletting be a tenant or subtenant of any part of the Building.

      AND PROVIDED FURTHER THAT before any Permitted Part is sublet the Tenant shall have obtained (and produced to the Landlord) a valid Order of the Court (together with the form of underlease to which such Order refers) excluding in respect of such proposed sub-demise the provisions of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954.

      PLANNING ACTS means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990;


                                                               November 11, 1998

      PREMISES means the premises described in the Particulars and any part of them and includes:

      (1) the floorboards, screed, plaster and other finishes on the floors, walls, columns and ceilings, and all carpets;

      (2) the raised floors and false ceilings (including light fittings), and the voids between the ceilings and false ceilings and between the floor slab and the raised floors;

      (3) non-load-bearing walls and columns wholly within the Premises and one half of the thickness of such walls dividing the Premises from other parts of the Building;

      (4) all doors and internal windows of the Premises and their frames, glass and fitments;

      (5) all Conduits, plant and machinery within and solely serving the Premises;

      (6)   all Landlord's fixtures and fittings in the Premises;

      (7)   all alterations and additions made to the Premises;

      but excludes:

      (1)   all structural and external parts of the Building;

      (2)   load bearing framework, roof, foundations and joists;

      (3) all Conduits, plant and machinery serving other parts of the Building;

      PRINCIPAL RENT means the rent stated in the Particulars;

      QUARTER DAYS means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

      SERVICE CHARGE means the service charge as specified in the Fourth
      Schedule;

      SERVICE HOURS means 8 a.m. to 8 p.m. on Monday to Friday and 8 a.m. to 2 p.m. on Saturday, excluding all public holidays;

      SERVICES means the services set out in Parts II(A) and II(B) of the Fourth Schedule;

      TENANT means the person so named in the Particulars, and includes its successors in title;

      TERM means the Contractual Term together with any continuation of the term or the tenancy (whether by statute, common law, holding over or otherwise);

      VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

      1987 ORDER means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

      1995 ACT means the Landlord and Tenant (Covenants) Act 1995.

2     INTERPRETATION

      In this Lease unless the context otherwise requires:


                                                               November 11, 1998

2.1 If the Tenant or the Guarantor is more than one person then their covenants are joint and several;

2.2 Any reference to a statute includes any modification, extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

2.3 Any covenant by the Tenant not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done;

2.4 If the Landlord reserves rights of access or other rights over or in relation to the Premises then those rights extend to persons authorised by it;

2.5 References to the act or default of the tenant include acts or default or negligence of any undertenant, or of anyone at the Premises with the Tenant's or any undertenant's permission or sufferance;

2.6   The Clause headings in this Lease are for ease of reference only;

2.7 References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

2.8 The perpetuity period applicable to this Lease shall be the Term or 80 years from the commencement of the Term (whichever is the shorter);

2.9 References to costs include all liabilities, claims, demands, proceedings, damages, losses and proper costs and expenses.

3     DEMISE AND RENTS

      The Landlord DEMISES the Premises to the Tenant for the Contractual Term, TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule, subject to all rights enjoyed by the owners or occupiers of any neighbouring property over the Premises and subject to the Encumbrances, the Tenant paying by way of rent during the Term without any deduction, counterclaim or set off:

3.1 the Principal Rent and any VAT thereon by equal quarterly payments in advance on the Quarter Days, to be paid by Banker's Standing Order if the Landlord so requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date;

3.2 the Service Charge and any VAT thereon at the times and in the manner set out in the Fourth Schedule, and the Outside Service Hours Charge and any VAT thereon on written demand;

3.3   the following amounts and any VAT thereon:

      3.3.1 the sums specified in Clauses 4.2 (interest) and 4.5 (utilities);

      3.3.2 the sums specified in Clause 6.2.1 (insurance);

      3.3.3 all Costs incurred by the Landlord as a result of any breach of the Tenant's covenants in this Lease.

4     TENANT'S COVENANTS


                                                               November 11, 1998

            The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1   RENTS

      To pay the rents reserved by this Lease on the due dates;

4.2   INTEREST

      If the Landlord does not receive the Principal Rent within seven days of the due date or any other sum due to it within 14 days of the due date, to pay on demand interest on such sum at 4 per cent above Base Rate (compounded on the Quarter Days) from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

4.3   OUTGOINGS

      To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Premises (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this Lease and any tax (including VAT) arising on any dealing or disposition by the Landlord with its reversion to this Lease;

4.4   VAT

      4.4.1 Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

      4.4.2 Any obligation to reimburse or pay the Landlord's expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

4.5   UTILITIES

      To pay for all gas, electricity, water, telephone and other utilities used on the Premises, and all charges for meters and all standing charges, and a fair proportion of any joint charges as determined properly and reasonably by the Landlord's Surveyor;

4.6   REPAIR

      4.6.1 To keep and maintain the Premises (excluding air conditioning, ventilation and fire systems) and any Conduits, plant and equipment serving only the Premises in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant);

      4.6.2 To commence to make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires) and diligently proceed to complete the work;

      4.6.3 If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work, and the cost shall be reimbursed by the Tenant on demand as a debt;


                                                               November 11, 1998

      4.6.4 To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Premises and to provide to the Landlord on request copies of such contracts;

4.7   DECORATION

      4.7.1 To clean, prepare and paint or treat and generally redecorate all internal parts of the Premises which at the date of this Lease require to be painted or treated or decorated in every fifth year and in the last year of the Term (provided that the covenant relating to the last year of the Term is not to apply where and to the extent that the Tenant has redecorated the Premises less than twelve months before the end of the Term) and PROVIDED FURTHER THAT except in the last year of the term the Tenant shall not be obliged to repaper the walls of the premises at second floor level but shall paint such walls in a manner which shall first be approved by the Landlord (such approval not to be unreasonably withheld);

      4.7.2 The work described in Clause 4.7.1 is to be carried out:

            (i) in a good and workmanlike manner to the Landlord"s reasonable satisfaction; and

            (ii) in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed provided that such consent shall be deemed to have been given by the Landlord if it does not signify the contrary to the Tenant within 21 days of receipt of full details of the Tenant"s proposals);

4.8   CLEANING

      4.8.1 To keep the Premises clean, tidy and free from rubbish;

      4.8.2 To clean the inside of windows and any washable surfaces at the Premises as often as reasonably necessary;

4.9   OVERLOADING

      Not to overload the floors or ceilings of the Premises in excess of the floor loadings shown on drawing numbered 984096.03 annexed hereto, or the structure of the Building, or any plant, machinery or electrical installation serving the Premises or the Building nor to do anything which interferes with the heating, air conditioning or ventilation of the Building;

4.10  CONDUITS

      To keep the Conduits in or exclusively serving the Premises clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to such Conduits as soon as reasonably practicable to the Landlord"s reasonable satisfaction;

4.11  PROHIBITED USES

      Not to use the Premises:

      4.11.1 for any purpose which is noisy, offensive, dangerous, illegal, immoral or a nuisance or causes damage or disturbance to the Landlord or its other tenants


                                                               November 11, 1998
             of the Building, or to owners or occupiers of any neighbouring property, or which involves any substance which may be harmful, polluting or contaminating;

      4.11.2 for residential purposes;

      4.11.3 for any auction, public or political meeting, public exhibition or show, or as a betting office or for gaming or playing amusement machines, or as a sex shop (as defined in the Local Government (Miscellaneous Provisions) Act 1982), or for the business of an undertaker, or for the business of a staff agency, employment agency or Government Department at which the general public call without appointment;

4.12  PERMITTED USE

      Not to use the Premises otherwise than for the Permitted Use specified in the Particulars;

4.13  SIGNS

      Without prejudice to paragraph 5 of the First Schedule not to erect any sign, notice or advertisement which is visible outside the Premises without the Landlord's prior written consent;

4.14  ALTERATIONS

      4.14.1 Not to make any alterations or additions which:

            (i) affect the structure of the Building (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns);

            (ii) subject to clause 4.14.2 divide the Premises or merge the Premises with any adjoining premises; (iii) affect the external appearance of the Premises;

            (iv) affect the heating, air conditioning or ventilation systems at the Building;

            (v)   would diminish the lettable floor area of the Premises;

      4.14.2 Not to make any other alterations or additions to the Premises or any Conduits, plant or equipment serving only the Premises without the Landlord's written consent (not to be unreasonably withheld or delayed); but no such consent shall be required for the construction alteration and removal of non structural demountable partitions if the plans of such works are immediately deposited with the Landlord;

4.15  PRESERVATION OF EASEMENTS

      4.15.1 Not to prejudice the acquisition of any right of light for the benefit of the Premises by obstructing any window or opening, or giving any acknowledgment that the right is enjoyed by consent or any other act or default of the Tenant;

      4.15.2 To preserve all rights of light and other easements enjoyed by the Premises, and not to permit or suffer anyone to acquire any right of light or other easement or right over the Premises;


                                                               November 11, 1998

      4.15.3 To give the Landlord immediate notice if any easement enjoyed by the Premises is obstructed, or any new easement affecting the Premises is made or attempted;

4.16  ALIENATION

      4.16.1 Not to:

            (i) (save as herein permitted) assign, charge, underlet or part with possession of part only of the Premises nor to agree to do so;

            (ii) part with the possession of the whole of the Premises except by an assignment or underletting permitted by this Clause 4.16;

            (iii) (save as herein permitted) share the possession or occupation of the whole or any part of the Premises;

      4.16.2 Not to assign the whole of the Premises without the Landlord's written consent (not to be unreasonably withheld or delayed), provided that:

            (i)   the Landlord may withhold consent in circumstances where:

                  (a) the proposed assignee is a Group Company of the Tenant unless the Group Company (when considered in conjunction with any guarantor being offered to the Landlord) is in the Landlord's reasonable opinion of equal or better financial standing (by reference to the Principal Rent and other sums payable under this Lease at the date of the proposed assignment) than the outgoing tenant together with any guarantor at the date the Lease was granted or assigned to it; and/or

                  (b) in the reasonable opinion of the Landlord the proposed assignee (when considered in conjunction with any guarantor being offered to the Landlord) is not of sufficient financial standing to enable it to comply with the Tenant's covenants in this Lease;

            (ii) the Landlord's consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

                  (a) the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant's covenants in this Lease during the residue of the Term, or if earlier until released pursuant to the 1995 Act;

                  (b) the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant's covenants in this Lease by the assignee including the provisions set out in the Third Schedule (but omitting paragraph 1.2);

                  (c) if reasonably so required by the Landlord such other persons as the Landlord reasonably requires act as guarantors for the assignee and enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph
                        1.2 to the assignee);

                  (d) all rent and other payments then due under this Lease are paid before completion of the assignment;

                                                               November 11, 1998

      4.16.3 The provisos to Clause 4.16.2 shall not prejudice the Landlord's right to withhold consent in other circumstances, or to impose other conditions, where it would be reasonable to do so;

      4.16.4 Not to underlet or agree to underlet the whole of the Premises or any Permitted Part unless:

            (i)   the rent payable under the underlease is:

                  (a) not less than the best rent reasonably obtainable in the open market for the Premises or Permitted Part without fine or premium;

                  (b)   payable no more than one quarter in advance;

                  (c) to be subject to upward only reviews to coincide with the rent reviews under this Lease;

            (ii) the undertenant covenants with the Landlord and in the underlease:

                  (a) to observe and perform the Tenant's covenants in this Lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act;

                  (b) not to underlet, nor except in accordance with the provisions of clause 4.16.4(ii)(c) share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

                  (c) not to assign the whole of the underlet premises without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed);

            (iii) all rents and other payments then due under this Lease are paid before completion of the underletting;

      4.16.5 Without prejudice to Clause 4.16.4, not to underlet the whole of the Premises nor vary the terms of any underlease without the Landlord's written consent (not to be unreasonably withheld or delayed);

      4.16.6 To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease, and not to permit any reduction of the rent payable by any undertenant;

      4.16.7 Notwithstanding Clause 4.16.1 the Tenant may

            (i) share occupation of the whole or any part of the Premises with a Group Company; and

            (ii) grant third parties the right to instal and operate computer equipment together with rights of access thereto and suitable security

            PROVIDED THAT

                  (a)   the relationship of landlord and tenant is not created;
                        and

                  (b) occupation by any Group Company shall cease upon it ceasing to be a Group Company; and


                                                               November 11, 1998

                  (c) the overall impression of the Premises is that of a single unit in one occupation;

4.17  REGISTRATION

      Within 21 days to give to the Landlord"s solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Premises together with a certified copy of the relevant document and a proper and reasonable registration fee of not less than (pound) 30;

4.18  STATUTORY REQUIREMENTS

      To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Premises or their use;

4.19  PLANNING

      4.19.1 To comply with the Planning Acts;

      4.19.2 Not to apply for or implement any planning permission affecting the Premises without first obtaining the Landlord's written consent such consent not to be unreasonably withheld or delayed when such application or planning permission relates to a use or works which are permitted under the terms of this Lease;

      4.19.3 If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

      4.19.4 If the Landlord reasonably so requires, to produce evidence to the Landlord that the provisions of this Clause 4.19 have been complied with;

4.20  NOTICES

      4.20.1 To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice, order or certificate affecting or capable of affecting the Premises as soon as it is received by or comes to the notice of the Tenant;

      4.20.2 At the request of the Landlord, but at the cost of the Landlord to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

4.21  CONTAMINANTS AND DEFECTS

      4.21.1 To give the Landlord immediate written notice of the existence of any contaminant, pollutant or harmful substance on or any defect in the Premises as soon as the same comes to the notice of the Tenant;

      4.21.2 If so requested by the Landlord, to remove from the Premises or remedy to the Landlord's reasonable satisfaction any such contaminant, pollutant or harmful substance which is in the Premises as a result of any act or default of the Tenant;

4.22  ENTRY BY LANDLORD


                                                               November 11, 1998

      To permit the Landlord at all reasonable times and on reasonable written notice (except in emergency) to enter the Premises in order to:

      4.22.1 inspect and record the condition of the Premises or any other parts of the Building or the Adjoining Property;

      4.22.2 remedy any breach of the Tenant's obligations under this Lease;

      4.22.3 repair, maintain, clean or replace, add to or connect up to any Conduits which serve the Building or the Adjoining Property;

      4.22.4 repair, maintain or rebuild any part of the Building;

      4.22.5 comply with any of its obligations under this Lease;

      Provided That the Landlord shall exercise such rights in a reasonable manner and cause as little inconvenience as reasonably practicable in the exercise of such rights, and shall promptly make good all damage to the Premises caused by such entry;

4.23  LANDLORD'S COSTS

      To pay to the Landlord on demand amounts equal to such reasonable and proper Costs as it may incur:

      4.23.1 in connection with any application made by the Tenant for consent made necessary by this Lease (including where consent is lawfully refused or the application is withdrawn);

      4.23.2 incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within six months after the expiry of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

      4.23.3 in connection with the enforcement or remedying of any breach of the covenants in this Lease on the part of the Tenant and any Guarantor;

      4.23.4 incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.24  INDEMNITY

      To indemnify the Landlord against all Costs arising directly or indirectly from the use or occupation or condition of the Premises during the Term, or any breach of the Tenant's obligations under this Lease, or any act or default of the Tenant in relation to the Premises, or the exercise of the rights set out in Part I of the First Schedule;

4.25  RELETTING NOTICES

      To allow a letting or sale board to be displayed on the Premises (but not so that it restricts or interferes unreasonably with the light enjoyed by the Premises), and to allow prospective tenants or purchasers to view the Premises on reasonable notice; Provided That no such letting board shall be erected where the Tenant has made a valid court application under
      Section 24 of the Landlord and Tenant Act 1954 or is otherwise entitled to remain in occupation or to a new tenancy of the Premises;

4.26  YIELDING UP


                                                               November 11, 1998

      4.26.1 At the end of the Term:

            (i) to give up the Premises repaired and decorated and otherwise in accordance with the Tenant's covenants in this Lease;

            (ii) if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Premises as the Landlord shall reasonably direct and to its reasonable satisfaction;

            (iii) if the Landlord so requires, to remove all signs, tenant's fixtures and fittings and other goods from the Premises, and make good any damage caused thereby to the Landlord's reasonable satisfaction;

            (iv) to replace any damaged or missing Landlord's fixtures with ones of no less quality and value;

            (v) to pay to the Landlord a sum equal to any rating relief which the Landlord will be unable to claim because the Premises shall be unoccupied for any period immediately before the end of the Term;

      4.26.2 If the Tenant fails to comply with Clause 4.26.1 to pay to the Landlord on demand as liquidated damages:

            (i)   any Costs incurred by the Landlord in remedying the breach;
                  and

            (ii) a sum equivalent to the Principal Rent payable immediately before the end of the Term for the period reasonably required to remedy the breach;

4.27  ENCUMBRANCES

      To perform and observe the Encumbrances so far as they relate to the Premises;

4.28  REGULATIONS

      4.28.1 To observe all reasonable rules and regulations relating to the Building from time to time made by the Landlord and notified to the Tenant but in the event of any conflict between such rules and regulations and the provisions of this Lease then the latter shall prevail;

      4.28.2 Not to cause any obstruction to the Common Parts, nor to park, load or unload vehicles otherwise than in the areas designated for such purpose from time to time.

5     LANDLORD'S COVENANTS

      The Landlord covenants with the Tenant while the reversion immediately expectant on the Term is vested in it as follows:

5.1   QUIET ENJOYMENT

      That, subject to the Tenant paying the rents reserved by and complying with the terms of this Lease, the Tenant may peaceably enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it;

5.2   PROVISION OF SERVICES


                                                               November 11, 1998

      That, subject to the Tenant paying the Service Charge at the times and in the manner specified in this Lease, the Landlord will provide the Services, Provided that:

      5.2.1 subject to Clause 5.3 the Services need only be provided during the Service Hours unless the Tenant requests other hours and pays the Outside Service Hours Charge for such additional hours;

      5.2.2 the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

            (i) resulting from circumstances beyond the Landlord's reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

            (ii) to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Building provided that where practicable the Landlord shall use all reasonable endeavours to procure that reasonably acceptable alternative services are provided for the duration of any such temporary interruption;

5.3 To provide heating and hot water air conditioning and operating chillers and security staff to the Premises at all times during the Term provided that the Tenant pays Outside Service Hours Charge for such services excluding the provision of security staff to the extent that they are provided by the Landlord outside Service Hours;

5.4 Not (save as may be permitted by any lease of the Building in existence at the date hereof) to use or permit to be used any part of the Building for any of the uses prohibited by Clause 4.11 of this Lease;

5.5 To indemnify the Tenant against the proper and reasonable Costs incurred by the Tenant in connection with the enforcement or remedying of any breach of the Landlord's covenants contained herein.

6     INSURANCE

6.1   LANDLORD'S INSURANCE COVENANTS

      The Landlord covenants with the Tenant while the reversion immediately expectant on the Term is vested in it as follows:

      6.1.1 To insure the Building (other than tenant's and trade fixtures and fittings) on usual and reasonable commercial terms unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

            (i)   with an insurance office or underwriters of repute;

            (ii) against loss or damage by the Insured Risks and damage caused by terrorist activity for so long as such cover remains ordinarily available in the market on usual and reasonable commercial terms;

            (iii) subject to such excesses as may be imposed by the insurers;


                                                               November 11, 1998

            (iv) in the full cost of reinstatement of the Building (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

      6.1.2 To insure against loss of the Principal Rent and the Service Charge and VAT thereon payable or reasonably estimated by the Landlord to be payable under this Lease arising from damage to the Premises by the Insured Risks for four years or such shorter period as the Landlord may reasonably require having regard to the likely period for reinstating the Premises;

      6.1.3 At the request and cost of the Tenant, to produce evidence of the terms of the insurance under this Clause 6.1 and of payment of the current premium;

      6.1.4 The Landlord will as soon as reasonably practicable notify the Tenant of any changes in its insurance cover or of the terms on which cover has been effected;

      6.1.5 If any part of the Building is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents, which the Landlord will use reasonable endeavours to obtain as quickly as reasonably practicable, to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant's and trade fixtures and fittings) as quickly as reasonably practicable, in modern form if appropriate but not necessarily identical in layout and (in relation to the Premises) substantially as they were before the destruction or damage and the Landlord will make good any deficiency in the proceeds of the insurance out of its own resources and shall use all reasonable endeavours to procure that either the Tenant's interest is noted on its insurance policy or that such interest is otherwise protected by means of an "Any Other Interests" provision in such policy;

6.2   TENANT'S INSURANCE COVENANTS

      The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:

      6.2.1 To pay to the Landlord on written demand sums equal to:

            (i) a fair and proper proportion (reasonably determined by the Landlord's Surveyors) of the amount which the Landlord spends on insurance pursuant to Clause 6.1.1;

            (ii) the whole of the amount which the Landlord spends on insurance pursuant to Clause 6.1.2;

      6.2.2 To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

      6.2.3 Not to do anything at the Premises which would or might prejudice or invalidate the insurance of the Building or the Adjoining Property or cause any premium for their insurance to be increased;

      6.2.4 To pay to the Landlord on written demand:


                                                               November 11, 1998

            (i) any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3;

            (ii) the whole of the irrecoverable proportion of the insurance moneys if the Building or any part is destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

      6.2.5 To comply with the requirements and reasonable recommendations of the insurers;

      6.2.6 To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Premises at the cost of the Tenant which become Landlord's fixtures and fittings;

      6.2.7 Not to effect any insurance of the Premises against an Insured Risk, but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable;

6.3   SUSPENSION OF RENT

      6.3.1 If the Premises or any part thereof (or access thereto) are unfit for occupation and use because of damage or destruction by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent and the Service Charge (or a fair proportion according to the nature and extent of the damage) shall be suspended until the earlier of:

            (i) the date on which the Premises are again fit for occupation and use; and

            (ii)  the expiry of the loss of rent insurance period;

            PROVIDED THAT if the Premises or the appropriate part thereof (or access thereto) has not been reinstated in accordance with the Landlord's obligation contained in Clause 6.1.5 of this Lease so as to render the same fit for occupation and use within four years after the date of the damage or destruction or if earlier by the date on which the said cesser of rent shall determine ("the Relevant Date") then either party may determine this Lease by serving one month's written notice on the other (such notice to expire within two months of the Relevant Date) whereupon this Lease shall cease and determine but without prejudice to any antecedent claims and all insurance monies received by the Landlord shall belong to it absolutely:

      6.3.2 If the Premises or any part thereof (or the access thereto) have been damaged or destroyed by an Insured Risk so as to render the Premises incapable of beneficial use, then the Landlord will procure that the Landlord's architect will produce to the Landlord and the Tenant a report (the "Report") as soon as reasonably practicable and in any event within 90 days of the date of the damage or destruction which shall confirm whether or not the Premises can in the Landlord's architect's reasonable opinion be reinstated within four years from the date of the damage or destruction, so as to render the Premises again capable of beneficial use. If the Report does not state that in the Landlord's architect's reasonable opinion the Premises can be reinstated as expressed above, then either the Landlord or the Tenant may within two weeks from


                                                               November 11, 1998
            receipt of the Report terminate this Lease by giving two weeks' written notice thereafter following receipt of the Report.

      6.3.3 Time shall be of the essence for the purpose of Clause 6.3.2. Termination of this Lease pursuant to Clause 6.3.2 shall be without prejudice to the rights of either party against the other in respect of any antecedent breach of covenant.

      6.3.4 Any dispute relating to this Clause 6.3 shall be referred to Arbitration.

7     PROVISOS

7.1   FORFEITURE

      If any of the following events occurs:

      7.1.1 the Tenant fails to pay any of the rents payable under this Lease within 21 days of the due date (whether or not formally demanded); or

      7.1.2 the Tenant or Guarantor breaches any of its obligations in this Lease; or

      7.1.3 execution or distress is levied on the Tenant's goods in the Premises; or

      7.1.4 the Tenant or Guarantor being a company incorporated within the United Kingdom:

            (i)   has an Administration Order made in respect of it; or

            (ii) passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member's voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld or delayed); or

            (iii) has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

            (iv)  is struck off the Register of Companies; or

            (v)   is deemed unable to pay its debts within the meaning of
                  Section 123 of the Insolvency Act 1986; or

      7.1.5 proceedings or events analogous to those described in Clause 7.1.4 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

      7.1.6 the Tenant or Guarantor being an individual:

            (i)   has a bankruptcy order made against him; or

            (ii)  appears to be unable to pay his debts within the meaning of
                  Section 268 of the Insolvency Act 1986;

      then the Landlord may re-enter the Premises or any part of the Premises in the name of the whole and forfeit this Lease and the Term created by this Lease shall immediately end, but without prejudice to the rights of the Landlord or the Tenant in respect of any breach of the obligations contained in this Lease;


                                                               November 11, 1998

      PR0VIDED THAT the Landlord's right of re-entry shall not apply if any of the events contained in clause 7.1 shall occur in relation to the Guarantor after the Guarantor ceases to be liable under Clause 8 of and the Third Schedule to this Lease and FURTHER PROVIDED THAT the Landlord shall not exercise the right of re-entry without giving at least twenty-one days" prior written notice of its intention to do so to all mortgagees or other chargees who have registered a notice of charge with the Landlord;

7.2   NO COMPENSATION

      Any right for the Tenant to claim compensation from the Landlord on vacating the Premises or otherwise is excluded to the extent permitted by law;

7.3   NOTICES

      Section 196 of the Law of Property Act 1925 shall apply to any notice which may be served under this Lease and as if the final words of Section 196(4) "and that service... be delivered" were deleted and replaced by "and that service shall be deemed to be made on the fourth working day after posting";

7.4   ARBITRATION

      7.4.1 Where this Lease provides for reference to Arbitration then reference shall be made in accordance with the Arbitration Act 1996 to a single arbitrator of not less than ten years' qualification experienced in the valuation and/or letting of property similar to and in the locality of the Premises agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors;

      7.4.2 In the absence of a determination by the arbitrator as to his fees they shall be borne equally by the Landlord and the Tenant;

      7.4.3 If the arbitrator is ready to make his award, but is unwilling to do so due to the Tenant's failure to pay its share of the costs in connection with the award, the Landlord may serve on the Tenant a notice requiring the Tenant to pay such costs within 14 days, and if the Tenant fails to comply with such notice the Landlord may pay to the arbitrator the Tenant's costs and any amount so paid shall be a debt due forthwith from the Tenant to the Landlord;

7.5   NO IMPLIED EASEMENTS

      The grant of this Lease does not confer any rights over the Building or the Adjoining Property or any other property except those mentioned in
      Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this Lease, nor shall this Lease impose any restriction on the use of any property not comprised in this Lease;

7.6   PLANNING ACTS

      The Landlord does not warrant that the Permitted Use complies with the Planning Acts.

8     GUARANTEE

      The Guarantor covenants with the Landlord in the terms set out in the Third Schedule.


                                                               November 11, 1998

9     JURISDICTION

9.1   The parties to this Lease

      9.1.1 irrevocably submit to the non-exclusive jurisdiction of the Courts of England and Wales to settle any disputes arising out of this Lease; and

      9.1.2 waive any objection to any legal action or proceedings in such court on the grounds of venue or that it is an inconvenient or inappropriate forum;

9.2 The bringing of any legal action or proceedings in any jurisdiction shall not preclude the person bringing such action from bringing any such legal action or proceedings in any other jurisdiction.

      EXECUTED by the parties as a DEED the day and year first before written.



                               The First Schedule

                    Part I - Easements and Other Rights granted

      There are granted to the Tenant (in common with others authorised by the Landlord):

1 The right to use the relevant Common Parts for access to and from and for the delivery of goods to and from the Premises and for the purposes for which they are designated;

2 Free and uninterrupted use of all existing and future Conduits which are in the Building and serve the Premises, subject to the Landlord's rights to re-route the same PROVIDED THAT any new route shall not materially and adversely affect the Tenant's use and occupation of the Premises;

3     The right to support and protection from the remainder of the Building;

4 The right to enter the Building excluding the Lettable Units as necessary (with or without workmen and equipment) to perform Clause 4.6 (repair) on reasonable prior written notice to the Landlord (except in the case of emergency when subject to the rights of the occupiers thereof no notice need be given), subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all damage caused;

5

5.1 The right to maintain a sign giving the name of the Tenant or other permitted occupier and its location within the Building on the name board in the entrance lobby of the Building;

5.2 The right to erect and maintain a sign in keeping with the style of the Building (of a size and design first approved by the Landlord such approval not to be unreasonably withheld or delayed) giving the name of the Tenant or other permitted occupiers of the Premises in or adjacent to the entrance to the Premises;

6 The right to use such areas of the Building as the Landlord from time to time designates for plant and equipment serving only the Premises (subject to approval under Clause 4.14.2);


                                                               November 11, 1998

7 The right to park two motor cars in spaces in the basement car park of the Building as may from time to time be designated by the Landlord and the right to use the Car Lifts for the purposes of access to and egress from such car park subject to reasonable conditions made from time to time by the Landlord as to such use and it is agreed that initially spaces numbered 5 and 6 in the car park shall be designated for use by the Tenant;

8 The right to install and use plant and equipment (including chillers and an aerial) together with ancillary conducting media on the roof of the Building in connection with the use of the Premises in accordance with the provisions of this Lease Provided that the approval of the Landlord shall be required for the (i) design (ii) manner of affixation and (iii) position of the plant and equipment (such approval not to be unreasonably withheld or delayed) and the Tenant's right shall be exercised subject to such other reasonable requirements as the Landlord shall reasonably require. Provided further that the Tenant shall exercise such right in a reasonable manner and cause as little inconvenience as reasonably practicable and shall promptly make good all damage caused by such exercise;

9 The right to enter upon the roof of the Building for the purpose of maintaining repairing renewing and removing the said plant and equipment Provided that the Tenant shall exercise such right in a reasonable manner and cause as little inconvenience as reasonably practicable and shall promptly make good all damage caused by such exercise;

                      PART II - EXCEPTIONS AND RESERVATIONS

      There are excepted and reserved to the Landlord and to others authorised by the Landlord:

1 The right to carry out any building, rebuilding, alteration or other works to the Building and the Adjoining Property (including the erection of scaffolding) provided that there is no unreasonable interference with light and air enjoyed by the Premises; Provided That access to and egress from the Premises shall be available at all times Provided Further that the Landlord shall cause (and procure that those exercising the right on its behalf cause) as little damage and interference as is reasonably practicable to the Premises and the business carried on at the Premises and as soon as reasonably practicable make good any damage to the Premises that may be caused

2 Free and uninterrupted use of and access to all existing and future Conduits and meters which are in the Premises and serve the Building or the Adjoining Property;

3     Rights to enter on the Premises for the purposes referred to in Clause
      4.22;

4     The right of support and protection for other parts of the Building;

5 Access to windows of the Premises for the purpose of carrying out external cleaning of the glass and frames thereof;

6 The right (in case of fire or other emergency only but including evacuation drills) to use any fire corridor constructed in the sub-basement in the approximate position shown by the letters "X" and "Y" on the sub-basement plan annexed hereto.

                             PART III - ENCUMBRANCES

      Any and all matters contained and referred to in the registers of Title Number NGL441887


                                                               November 11, 1998

                               THE SECOND SCHEDULE

                                   RENT REVIEW

1     In this Schedule:

1.1 REVIEW DATE means each of the Rent Review Dates mentioned in the Particulars, and RELEVANT REVIEW DATE shall be interpreted accordingly;

1.2 RACK RENTAL VALUE means the annual rent (exclusive of VAT) at which the Premises might reasonably be expected to be let in the open market at the Relevant Review Date

      ASSUMING

      1.2.1 the letting is on the same terms as those contained in this Lease but subject to the following qualifications:

            (i) the term shall commence on the Relevant Review Date and be the residue of the Contractual Term remaining at the Relevant Review Date or 10 years (whichever is the longer);

            (ii) the amount of the Principal Rent shall be disregarded, but it shall be assumed that the Principal Rent is subject to review on the terms of and at the same intervals as the Principal Rent under this Lease;

      1.2.2 the Premises are available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without a premium;

      1.2.3 the Premises are ready, fit and available for immediate occupation and use for the Permitted Use;

      1.2.4 all the obligations on the part of the Landlord and the Tenant contained in this Lease have been fully performed and observed;

      1.2.5 no work has been carried out to the Premises which has reduced the rental value of the Premises (except for work carried out as a result of compliance with clause 4.18);

      1.2.6 if the whole or any part of the Premises or the Building or its services has been destroyed or damaged it has been fully reinstated;

      1.2.7 the Landlord's Works as defined in a Licence to Alter of even date made between the parties to this Lease were carried out by and at the expense of the Landlord;

      1.2.8 that part of the Basement Space shown edged green hatched mauve on the annexed basement plan shall be capable of use as either (a) four motor vehicle parking spaces or (b) as storage and/or plant rooms whichever shall produce the higher annual rental value;

      BUT DISREGARDING

      1.2.9 any goodwill attached to the Premises by reason of any business carried on there;

      1.2.10 any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Premises;


                                                               November 11, 1998

      1.2.11 any effect on rent of any improvements at the Premises made with the Landlord's written consent by the Tenant or any undertenant, except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord;

      1.2.12 the Tenant's Works as defined in the Licence to Alter referred to in paragraph 1.2.7;

      PROVIDED THAT the Rack Rental Value shall be that which would be payable after the expiry of any rent free period or concessionary rent period for fitting out (or the receipt of any contribution to fitting out works or other inducement in lieu thereof) which might be given on a letting of the Premises, so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free or concessionary rent period or contribution or other inducement;

1.3 REVISED RENT means the new Principal Rent following each Rent Review Date pursuant to paragraph 2 of the Second Schedule.

2     The Principal Rent shall be reviewed on each Review Date to the higher of:

2.1 the Principal Rent payable immediately before the Relevant Review Date (disregarding any suspension or abatement of the Principal Rent); and

2.2 the Rack Rental Value on the Relevant Review Date agreed or determined in accordance with this Lease.

3     The Rack Rental Value at any Review Date shall be:

3.1   agreed in writing between the Landlord and the Tenant; or

3.2 determined by Arbitration on the application of either Landlord or Tenant at any time after the Relevant Review Date;

4     If a Revised Rent is not agreed or determined by the Relevant Review Date:

4.1 the Principal Rent payable immediately before the Relevant Review Date shall continue to be payable until the Revised Rent is ascertained;

4.2   when the Revised Rent is ascertained:

      4.2.1 the Tenant shall pay within 14 days of ascertainment:

            (i) any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date ("the Balancing Payment"); and

            (ii) interest on the Balancing Payment or the relevant part or parts thereof at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

      4.2.2 the Landlord and Tenant shall sign and exchange a memorandum recording the agreed amount of the Revised Rent.

5 If at any Relevant Review Date the operation of the rent review provisions in this Lease, or the normal collection and retention by the Landlord of any increase in the rent is prohibited or modified, the Landlord may elect within six months of the relaxation of such

                                                               November 11, 1998
      prohibition or modification that the day after the date on which any such prohibition or modification is relaxed shall be substituted for the Relevant Review Date.

6 Time shall not be of the essence for the purposes of this Schedule except in respect of paragraph 5.

                               THE THIRD SCHEDULE

                                    GUARANTEE

1     The Guarantor covenants with the Landlord as principal debtor that:

1.1 for a period of three years from and including the date of this Lease or (if earlier) until the Tenant is released from its covenants pursuant to the 1995 Act:

      1.1.1 The Tenant will pay the rents reserved by and perform its obligations contained in this Lease;

      1.1.2 The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this Lease;

1.2 the Tenant will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this Lease.

2     The liability of the Guarantor shall not be affected by:

2.1 Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant's covenants and obligations;

2.2 The Landlord's refusal to accept rent at a time when it would or might have been entitled to re-enter the Premises;

2.3   Any variation of the terms of this Lease;

2.4 Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5   Any act which is beyond the powers of the Tenant;

2.6   The surrender of part of the Premises;

2.7   The transfer of the reversion expectant on the Term;

2.8 Any other act or thing by which (but for this provision) the Guarantor would have been released apart from an express deed of release.

3 Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4 The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant"s obligations or stand in the Landlord's place in respect of such security.

5 If this Lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing, the Guarantor will enter into a new lease of the Premises at the cost of the Guarantor on the terms of this Lease (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between


                                                               November 11, 1998
      the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6 If this Lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord):

6.1 enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2 pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this Lease until the earlier of 6 months after the forfeiture and the date on which the Premises are fully relet.

                               THE FOURTH SCHEDULE

                                 SERVICE CHARGE

               PART I - CALCULATION AND PAYMENT OF THE SERVICE CHARGE

1     In this Schedule unless the context otherwise requires:

1.1 ACCOUNTING DATE means 25 March in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2 ACCOUNTING YEAR means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3 ESTIMATED SERVICE CHARGE means the Landlord's Surveyor's reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.4 SERVICE COST means all proper costs of the services and expenses set out in Part II of this Schedule relating to the Building (including a fair proportion of any costs incurred in relation to the Building) (including irrecoverable VAT);

1.5 TENANT'S SHARE means the percentages shown in Part (II)(c) of this Schedule or such other reasonable and proper percentages as shall be notified to the Tenant from time to time by the Landlord.

2 The Service Charge shall be the Tenant's Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant's Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3 The Landlord shall have the right (acting in the interest of good estate management) to adjust the Tenant's Share to make reasonable allowances for differences in the services provided to or enjoyable by the Lettable Units.

4 The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the Quarter Days, (the first payment for the period from and including the date of this Lease to (but excluding) the next Quarter Day to be made on the date of this Lease; and

4.1 If the Landlord's Surveyor does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and


                                                               November 11, 1998

4.2 Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5 As soon as practicable after the end of each Accounting Year the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord's Surveyor, which shall be conclusive (save in the case of manifest error).

6 The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of receipt by the Tenant of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant as soon as reasonably practicable thereafter.

7 The Tenant shall be entitled by appointment to inspect the accounts relating to the Service Cost and supporting vouchers and receipts at such location as the Landlord reasonably directs and at the Tenant's expense take copies of them.

                         PART II(A) ALL TENANTS SERVICES

1     REPAIR TO THE BUILDING (INCLUDING CONDUITS)

      Repair, renewal, decoration, clearing and maintenance of:

1.1   the foundations, roof, exterior and structure of the Building;

1.2 Conduits plant and equipment (which are not the responsibility of any tenants of the Building) but excluding the lifts.

2     WATER SERVICES

2.1   Procuring water and sewerage services.

3     INSURANCES

3.1   Insurance against property owners' employers' and third party liability.

3.2 Professional Valuations for insurance purposes (but not more than once in any three year period).

3.3   Any uninsured excesses to which the Landlord's insurance may be subject.

4     STATUTORY REQUIREMENTS

4.1 All existing and future rates, taxes, charges, assessments and outgoings payable to any competent authority or for utilities except in respect of the Lettable Units and those car parking spaces in the Building not demised by this Lease or capable of being used by the Tenant pursuant to this Lease.

4.2 Complying with or making representations against or contesting the effect of any legislation order or statutory requirements.


                                                               November 11, 1998

5     FEES AND MANAGEMENT CHARGES

5.1 Managing agents' fees and disbursements (not exceeding 10% of the Service Cost (excluding this paragraph)) or if the Landlord itself manages the Building a fee of 10% of the Service Cost (excluding this paragraph) but for the purposes of this paragraph 5.1. Service Cost shall be limited to the Services set out in this Part II(A) of the Fourth Schedule.

5.2 Reasonable fees and disbursements of accountants, surveyors, engineers, solicitors and others in connection with the provision of the Services as set out in this Part II(A) of route the Fourth Schedule and the administration of the Service Charge as set out in this Part II(A) of the Fourth Schedule.

6     MISCELLANEOUS ITEMS

6.1 Leasing or hiring any machinery and equipment used in connection with the provision of the Services.

6.2 Providing any other Services which the Landlord reasonably deems appropriate in accordance with good estate management.

                            PART II(B) OFFICE TENANTS

1     REPAIRS TO THE LIFTS IN THE BUILDING

      Repair renewal, decoration, cleaning and maintenance of the lifts and all lift machinery in the Building.

2     COMMON PARTS

2.1 Repair, renewal, decoration, cleaning, maintenance and lighting of and the provision of electricity to the Common Parts;

2.2 Furnishing, carpeting and equipping the Common Parts but for the avoidance of doubt excluding the cost of initial provision of furnishing carpeting and equipment;

2.3   Cleaning the outside of all external windows;

2.4 Providing and maintaining reasonable numbers of plants or floral displays in the Common Parts;

2.5 Providing refuse bins and operating a refuse storage and collection service;

2.6   Providing signs, nameboards and other notices within the Common Parts;

2.7 Procuring of a maintenance contract for the revolving doors at the entrance to the Building.

3     HEATING ETC SERVICES

3.1 Providing heating, air conditioning and ventilation other than to the Lettable Units to such standards and between such hours as the Landlord reasonably decides;

3.2 Maintaining and repairing of the air conditioning and ventilation plant and machinery;

4     FIRE FIGHTING AND SECURITY


                                                               November 11, 1998

4.1   Provision, operation, repair, renewal, cleaning and maintenance of:

      4.1.1 fire alarms, sprinkler systems, fire prevention and fire fighting equipment and ancillary apparatus except in the Lettable Units;

      4.1.2 security alarms, apparatus and systems as the Landlord reasonably considers appropriate.

5     INSURANCES

5.1   Engineering insurances for all Landlord's plant and machinery.

6     FEES AND MANAGEMENT CHARGES

6.1 Managing agents' fees and disbursements (not exceeding 10% of the Service Cost excluding this paragraph)) or if the Landlord itself manages the Building a fee of 10% of the Service Cost (excluding this paragraph) but for the purposes of this paragraph 6.1 Service Cost shall be limited to the Services set out in this Part II (B) of the Fourth Schedule;

6.2 Reasonable fees and disbursements of accountants, surveyors, engineers, solicitors and others in connection with the provision of the Services set out in this Part II(B) of the Fourth Schedule and the administration of the Service Charge as set out in this Part II(B) of the Fourth Schedule.

7     STAFF

      Providing staff (which shall for the avoidance of doubt include but not be limited to the provision of a Building manager) in connection with the Services and the general management, operation and security of the Building and all other incidental expenditure including but not limited to:

7.1 salaries, National Health Insurance, pension and other payments contributions and benefits;

7.2 uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

7.3 providing furnished and equipped premises and accommodation within the Building and other reasonable facilities for staff.

8     OTHER SERVICES

      Providing any other services which the Landlord reasonably deems appropriate in accordance with good estate management.

9     RESERVES

      Establishing and maintaining reserves to meet the future costs (as from time to time reasonably estimated by the Landlord's Surveyor) of providing the Landlord's plant and machinery ("the Sinking Fund") after the initial letting of all of the ground and upper floors of the Building by the Landlord and all of the initial tenants in the office accommodation in the Building have agreed to contribute to the Sinking Fund.

10    MISCELLANEOUS


                                                               November 11, 1998

10.1 PROVIDED always that the service charge payable by the Tenant pursuant to the provisions of this Lease shall specifically exclude the following items:

      10.1.1 Sums properly recoverable only from other tenants in the building by way of service charge;

      10.1.2 Any expenditure in respect of any part of the Building for which any other tenant shall be wholly responsible or relating to any part of the Building which is intended to be let and is unlet;

      10.1.3 Any fees and expenses attributable to the collection of principal rent or the cost relating to the recovery of unpaid service charge from the Tenant or other occupiers of the Building;

      10.1.4 The cost of the review of principal rent and the letting and re-letting of any parts of the Building;

      10.1.5 The cost and expenses of repairing or making good any damage caused by an Insured Risk except for any irrecoverable excess or except where such damage is caused by any act or default of the Tenant.

                    PART II(C) - SERVICES CHARGE PERCENTAGES

33.51% in respect of the Services set out in Part II(A)

37.98% in respect of the Services set out in Part II(B)

THE COMMON SEAL of               )           L S
CORSTON HOLDINGS                 )           Corston Holdings Limited
LIMITED was hereunto             )
affixed to this Deed in the      )
presence of:                     )



Director


Secretary

                                                               November 11, 1998